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                                                                    Exhibit 16.1

                                     January 26, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Dear Gentlemen:

We have read the disclosures made by Premier Mortgage Corp. (and its proposed parent corporation PMCC Financial Corp. (the "Registrant") in its filing on the Registration Statement on Form S-1. We agree with the statements made by the Registrant on Page 53, under the heading "Experts".

Sincerely,




Freeberg & Freeberg